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                                                                      Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

Board of Directors
First Savings Financial Corp.

We consent to the use of our report dated January 10, 1997 on the consolidated statements of financial condition of First Savings Financial Corp. as of December 31, 1996 and 1995, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, incorporated by reference in the December 31, 1996 Form 10-KSB, as amended by Form 10KSB/A dated May 8, 1997 of First Savings Financial Corp. incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement.


                                                        KPMG Peat Marwick LLP


August 4, 1997
Charlotte, North Carolina